Exhibit 32.1
CERTIFICATION
In connection with this Quarterly Report on Form 10-Q of Corebridge Financial, Inc. (the “Company”) for the three months ended March 31, 2026, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Marc Costantini, Chairman and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 6, 2026

/S/ MARC COSTANTINI
Marc Costantini
Chief Executive Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.